Exhibit 10.14

Amended and Restated Loan Agreement

The Amended and Restated Loan Agreement is executed on July 20, 2004 by the following three parties.

eLong, Inc (Hereinafter “Party A”)
Legal Address:	4th Floor, Hutchence David Century Garden, George Town, Grand Cayman, Cayman Islands.

Tang Yue (Hereinafter “Party B”)
Address:	Room 23A No. 1 Building, Yujing Garden, No.5 Shoutudong Street, Chaoyang District, Beijing, P. R. China
ID No.:	3201061971032121236

Qu Zhi (Hereinafter “Party C”)
Address:	Room 2004 No.3 Building, Dushijingdian Garden, Gaobeidianbei Street, Chaoyang District, Beijing, P. R. China
ID No.:	11010897307116344

Whereas:

1.    Party A is a company registered in British Virgin Islands; Party B and Party C are the citizens of the People’s Republic of China. Party B holds 75% equity interest in Beijing Asia Media Interactive Advertising Co., Ltd. (hereinafter the “Beijing Interactive”) and Party C holds 25% equity interest of Beijing Interactive. The eLongNet Information Technology (Beijing) Co., Ltd. (hereinafter the “eLongNet Technology”) is a wholly foreign owned enterprise registered and validly existing under the laws of PRC.

2.    The eLongNet Technology has provided RMB 500,000 to Party B and Party C for the investment in Beijing Interactive.

3.    Party B, Party C and the eLongNet Technology decide to terminate the mutual relation of financing arising from setting up the Beijing Interactive, and Party B as well as Party C have to refund RMB 500,000 to the eLongNet Technology. So Party B and Party C need the financial help from Party A, and Party A agrees to provide the help.

4.    The three parties signed a loan agreement on March 5, 2004. The three parties agree to amend and restate the agreement according to the declaration of the agreement.

NOW THEREFORE, after the negotiation all the parties come to an agreement (the “Agreement”) as follows:

1.    Party A agree to provide a loan to Party B and Party C with the total as RMB 500,000 in accordance with the terms and conditions under the Agreement, of which there is RMB375,000 to Party B and RMB125,000 to party C. Party B and Party C accept such loan.

2.    Party B and Party C agree such loan shall be used only to invest in Beijing Interactive. That is, when they receive the loan aforesaid they shall pay the loan to eLongNet Technology for the refund of the debt arising from the investment in Beijing Interactive by Party B and Party C. The debt equal to RMB500,000. Party B and Party C shall use such loan in accordance with this term only. Without the prior written consent of Party A and eLongNet Technology, Party B and Party C shall not use such loan for any other purpose.

3.    The preconditions of the Loan provided by Party A to Party B and Party C:

(1).    Party B and Party C as well as eLongNet Technology have formally executed a Equity Interest pledge contract (the “Equity Interest Pledge Contract”), by virtue of which Party B and Party C agrees to pledge all their equity interest in Beijing Interactive to eLongNet Technology.

(2).    Party B, Party C and Party A have executed an exclusive purchase contract (the “Exclusive Purchase Contract”) under the fifth term of The Agreement, as per which Party B and Party C grant Party A an option to purchase all or part of equity interest in Beijing Interactive, provided that it is permitted by laws of PRC.

(3).    The above-mentioned Equity Interest Pledge Contract and Exclusive Purchase Contract are in full effectiveness, of which there is none of default event and all relevant filing procedures, approval, authorization, registration and governmental proceedings have been obtained or completed (if needed).

(4).    The representation and warranties of Party B and Party C under Section 10 are true, integrate, correct and un-misleading.

(5).    Party B and Party C breaches none of its commitments under Section 11, Section 12 and no event which will affect their performance of the obligations hereunder, happens or threatens to happen.

4.    Party A agrees to remit the amount of such loan in a lump sum or in installments to the account designated by the Borrower, provided that all of the preconditions set forth in Section 3 of the Agreement are satisfied or are waived by Party A in writing. Party B and Party C shall issue confirmation notification to Party A on the day receiving the amount of the loan. Each party agree and confirm the commitments of loan under the Agreement by Party A are effective only to Party B and Party C themselves, but not their inheritor or transferee.

5.    Each party agree and confirm that, subject to the permission of the law, Party A has the right to, but has no obligation to, at any time, purchase or designate the other (legal person or natural person) to purchase all or part of Party B and Party C’s equity interest in Beijing Interactive (the “Option to Purchase”). Party A shall issue a written notification to Party B and Party C for the purchase. Once Party A issues the written notification, as per which Party B and Party C shall transfer their equity interest in Beijing Interactive to Party A or the person designated by Party A at purchase price equals to the original price of investment or be granted by Party A. All the parties jointly agree to sign an exclusive purchase contract according to the aforesaid item.

6.    Party B and Party C agree that, when they transfer their equity interest in Beijing Interactive to Party A or the person designated by Party A according to the exclusive purchase contract, any proceeds raised from the transfer shall be paid promptly to Party A as the refund of the loan under the Agreement.

7.    All the parties jointly agree and confirm that, the loan under the Agreement shall be deemed as the loan without interest, except there exists other stipulation hereunder. But when the equity interest transfer under Section 5 happens and if its necessary to appraise the equity interest according to the relevant laws and if the equity interest transfer price is higher than the principle of loan according to the appraisal result, the exceed part shall be paid back to Party A as the cost occupied by the interest of the loan or the capital burdened by Party A.

8.    Term for the loan hereunder will be ten (10) years and shall be extended upon the Agreement of all parties through negotiations. But during the term or extended term of such loan, Party B and Party C shall refund the loan ahead of the loan term or the extended loan term, if either of the following events occurs:

(1)    Party B quits from or dismissed by Party A or its affiliates;

(2)    Party B and Party C become dead or becomes a person without capacity or with limited capacity for civil acts;

(3)    Party B and Party C commit a crime or involve a crime;

(4)    Any other third party claim more than RMB100, 000 against Party B and Party C;

(5)     Party A or the person designated by Party A may invest in the telecommunications internet information service business or other business of Beijing Interactive, and according to the Exclusive Purchase Contract, Party A shall issue a written notification to the Party for the purchase of Beijing Interactive’s equity interest and perform the right of purchase.

When the loan is due, the corresponding borrower (or transferee) shall transfer its Equity Interest in Beijing Interactive to the person designated by Party A promptly (or to Party A, provided that it is permitted under the laws of PRC). Any proceeds raised from the transfer shall be paid to Party A as the refund of the loan and the right as well as the obligation under the Agreement shall terminate simultaneously.

9.    Party A represents and warrants to Party B and Party C that, on the execution date of the Agreement:

(1)    Party A is a company registered in Cayman Islands and validly existing under the laws of it.

(2)    Subject to its business scope, constitution and other organizational documents, Party A has full right, power and all necessary and appropriate approval and authorization to execute and perform this Agreement;

(3)    The execution and the performance of this Agreement shall not be against any enforceable and effective laws and regulations, governmental approval, authorization and notification, other government documents and any contracts executed with, or commitments made to, any third party; and

(4)    This Agreement shall constitute the legal, valid and binding obligations of Party A, which is enforceable against Party A in accordance with its terms upon its execution.

10.    Party B and Party C represents and warrants to Party A that, from the execution date of this Agreement until the date this Agreement terminates,

(1)    Beijing Interactive is a limited liability company registered and validly existing under the laws of PRC. Party B and Party C are the shareholder of the company.

(2)    Subject to its constitution and other organizational documents, Party B and Party C has full right, power and all necessary and appropriate approval and authorization to execute and perform this Agreement;

(3)    The execution and the performance of this Agreement shall not be against any enforceable and effective laws and regulations, governmental approval, authorization and notification, other government documents and any contracts executed with, or commitments made to, any third party;

(4)    This Agreement shall constitute the legal and valid obligations of Party B and Party C, which is enforceable against Party B and Party C in accordance with its terms upon its execution;

(5)    Party B and Party C has paid contribution in full for its equity in Beijing Interactive in accordance with applicable laws and regulations and has acquired capital contribution verification report issued by the qualified accounting firm;

(6)    Party B and Party C neither create pledge or any other security, nor make third party any offer to transfer their equity, nor make acceptance for the offer of any third party to purchase their equity, nor execute agreement with any third party to transfer Borrower’s equity, except the terms of the Equity Pledge Contract;

(7)    There are no disputes and legal or other proceedings pending or threatened before any court, tribunal or other regulatory authority and involving Party B and Party C or involving the equity interest in Beijing Interactive held by Party B and Party C; and (8) Beijing Interactive has completed all governmental approval, authorization, license, and register, filing and otherwise necessary to carry out the business subject to its business license and to possess its assets.

11.    Party B and Party C agrees that it shall, during the term of this Agreement,

(1)    Not sell, transfer, mortgage, dispose of in any other way, or create other security interest on, any of its legal right of equity or equity interest in Beijing Interactive without Party A’s prior written consent, except the terms of the Agreement;

(2)    Without Party A’s prior written consent, not to consent, support or execute any resolution in the shareholders’ meeting of Beijing Interactive for the sale, transfer, mortgage, any other disposal of Beijing Interactive’s legal right of equity or equity interest or to create any other security interest of Beijing Interactive’s legal right of equity or equity interest, except that the counter party is Party A or those designated by Party A;

(3)    Without Party A’s prior written consent, not to consent, support or execute any resolution in the shareholders’ meeting of Beijing Interactive for the merge or combination with, buy or investment in, any person without Party A’s prior consent;

(4)    Promptly inform Party A of the pending or threatened suit, arbitration or regulatory procedure concerning the equity interest of Beijing Interactive.

(5)    Execute all necessary or appropriate documents, take all necessary or appropriate action and bring all necessary or appropriate lawsuit or make all necessary and appropriate defending against all claims, in order to maintain the ownership of Beijing Interactive for all its assets;

(6)    Do nothing that may materially affect the assets, business and liabilities of Beijing Interactive without Party A’s prior written consent;

(7)    Appoint any person to be the director of Beijing Interactive subject to Party A’s request;

(8)    Transfer promptly and unconditionally, at once, all of the Equity Interest of Party B and Party C in Beijing Interactive to Party A or representative designated by Party A and cause the other shareholder of Beijing Interactive to waive its option to purchase such equity hereof, subject to the requesting of the then holding company of Party A, provided that such transfer is permitted under the laws of PRC;

(9)    Not require Beijing Interactive to issue dividends or allocate its allocable profits to Party B and Party C;

(10)    Cause the other shareholder of Beijing Interactive to transfer promptly and unconditionally, at once, all equity interest of the other shareholder in Beijing Interactive to Party A or the representative designated by Party A and Party B and Party C hereby waive its option to purchase such equity interest hereof, subject to the requesting of the then holding company of Party A, provided that such transfer is permitted under the laws of PRC;

(11)    Once Party B and Party C transfer the equity interest in Beijing Interactive to Party A or the representative designated by Party A, Any proceeds raised from the transfer shall be refund to Party A promptly.

(12)    Comply strictly with the terms of this Agreement, Equity Pledge Contract and Exclusive Purchase Contract, fully perform all obligations under such contracts and do nothing affecting the validity and enforceability of such contracts.

12.    Party B and Party C, as major shareholder of Beijing Interactive, agrees that it shall cause Beijing Interactive, during the term of this Agreement,

(1)    Not to supply, amend or modify its articles of constitution, to increase or decrease its registered capital, or to change its capital structure in any way without Party A’s prior written consent;

(2)    Subject to good financial and business rules and practices, to maintain and operate its business and handle matters prudently and effectively;

(3)    Not to sell, transfer, mortgage, dispose of in any other way, or to create other security interest on, any of its assets, business or legal right to collect interests without Party A’s prior written consent;

(4)    Without Party A’s prior written consent, not to create, succeed to, guarantee or permit any debt, except (i) the debt arising in the course of the ordinary or daily business operation, but not arising from the loan, and (ii) the debt being reported to Party A or having approved Party A in writing;

(5)    To operate persistently all the business of Beijing Interactive and to maintain the value of its assets;

(6)    Without Party A’s prior written consent, not to execute any material contracts (during this stage, a contract will be deemed material if the value of it exceeds RMB100,000) except those executed during the ordinary operation;

(7)    To provide information concerning all of its operation and financial affairs subject to Party A’s request;

(8)    Not to merger or combine with, buy or invest in, any other person without Party A’s prior written consent;

(9)    Without Party A’s prior written consent, not to issue dividends to each shareholder in any form, however, Beijing Interactive shall promptly allocate all its allocable profits to each of its shareholders upon Party A’s request;

(10)    To inform promptly Party A of the pending or threatened suit, arbitration or regulatory procedure concerning the assets, business or income of Beijing Interactive;

(11)    To execute all necessary or appropriate documents, to take all necessary or appropriate action and to bring all necessary or appropriate lawsuit or to make all necessary and appropriate defending against all claims, in order to maintain the ownership of Beijing Interactive for all its assets;

(12)    To comply strictly with the terms under the technical service Contract and other contracts, fully perform all obligations under such contracts and do nothing affecting the validity and enforceability of such contracts.

13.    Party B and Party C further agree that, they shall pledge all their equity interest in Beijing Interactive to eLongNet Technologies for the warrant of the payment obligation of Beijing Interactive under the technical service Contract. Party B and Party C shall handle procedures for the registration of the pledge at the company registration authority promptly after executes the Agreement.

14.    The Agreement are effective to all the parties and their inheritor or transferee, and executed only for the interest of them. Without the other party’s prior written consent, any party shall not transfer, pledge or transfer in any other way the right, interest or obligation under the Agreement.

15.    The execution, validity, interpretation, performance, implementation, termination and settlement of disputes of this Agreement shall be governed by the laws of PRC.

16.    Arbitration

1. Any dispute, tangle or claim arising from the agreement or relating with the agreement (including any issue relating with the existence, validity or termination of the agreement) should be submitted to China International Economic and Trade Arbitration Commission (the “Arbitration Commission”). Arbitration Commission shall conduct arbitration in accordance with the current effective rules of Arbitration application. The arbitration award shall be final and binding upon both parties.

2.    Arbitration place shall be in Beijing, PRC.

3.    Arbitration language shall be English.

4.    The court of arbitration shall compose of three arbitrators. Both parties should respectively appoint an arbitrator, the chairman of the court of arbitration shall be appointed by both parties through consultation. In case both parties do not coincide in opinion of the person selected for the chief arbitrator within twenty days from the date of their respectively appoint a arbitrator, the director of Arbitration Commission shall have right to appoint the chief arbitrator.

5.    Both parties agreed that the court of arbitration established according to the regulation shall have right to provide actually performed relief on the proper situation according with PRC Law (including but not being limited to Law of Contract of the People’s Republic of China). For the avoidance of doubt, both parties further that any court having jurisdiction (including PRC Court) shall carry out the arbitral award of actual performance issued by the court of arbitration.

6.    Both parties agreed to conduct arbitration in accordance with this regulation, and irrepealably abstain the right to appeal, reexamine or prosecute to national court or other administration of justice in any form, and the precondition shall be that the aforesaid waiver is effective. However the waiver of both parties does not include any post-arbitration injunction, post-arbitration distress warrant or other command issued by any court having jurisdiction (including PRC Court) for terminating the arbitration procedure or carrying out any arbitral award.

17.    This Agreement shall be executed as of the date first set forth above and both parties agree that the Agreement become effective since January 1, 2004 and expire when all the parties has fully performed their obligations under this Agreement.

18.    Party B and Party C will not cancel or terminate this agreement under any circumstance, except (1) Party A has gross negligence, commits fraud or other serious illegal act, or (2) Party A becomes bankrupt or insolvent;

19.    Any amendment and supplement of this Agreement shall come into force only after all the parties execute a written agreement. The amendment, supplement executed by all the parties and any appendix of this Agreement shall be the indispensable part of this Agreement.

20.    This Agreement is the integral agreement of the transaction stipulated in this agreement and it will replaced all the oral negotiation or written opinion for this transaction heretofore.

21.    This Agreement is divisible and any invalid or unenforceable clause of this Agreement will not affect the effectiveness and enforceability of other clause of this Agreement.

22.    The business, operation, financial affairs and other confidential documents concerning any party of the Agreement are confidential data. All the parties shall strictly protect and maintain the confidentiality of all such confidential data acquired from the Agreement or from the performance of the Agreement.

23.    This Agreement is executed in triplicate and each Party shall hold one copy. Each original has the same legal effect.

IN WITNESS WHEREOF, Parties to this Agreement or through their duly authorized representatives have executed this Agreement as of the date first written above in Beijing.

Party A:    eLong,Inc.

Signature of Authorized Representative:    /s/

Official Seal:    /s/

Party B:    Tang Yue

Signature:    /s/

Party C:    Qu Zhi

Signature:    /s/